Exhibit 99.1

P R E S S    R E L E A S E

Autoliv Declares Dividend

(Stockholm, Aug. 16, 2011) — The Board of Directors of the worldwide leader in automotive safety systems, Autoliv Inc. (NYSE: ALV, and SSE: ALIV sdb), today declared a quarterly dividend of 45 cents per share for the fourth quarter 2011.

The dividend will be payable on Thursday, December 1, 2011 to Autoliv shareholders of record on the close of business on Thursday, November 17, 2011. The ex-date when the shares will trade without the right to the dividend will be Tuesday, November 15, 2011.

Please note that the period between the record date and the payment day has been reduced from four weeks to two weeks according to the new dividend payment schedule adopted as of the dividend payment for in the current quarter.

Inquiries:

Jan Carlson, President and CEO, Autoliv Inc. Tel +46-8-587 20 600

About Autoliv

Autoliv Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has 80 facilities with more than 46,000 employees in 29 countries. In addition, the Company has ten technical centers in nine countries around the world, with 21 test tracks, more than any other automotive safety supplier. Sales in 2010 grew by 40% to nearly US $7.2 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com

Safe Harbour

This press release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). All such statements are based upon our current expectations, various assumptions, and data available from third parties and apply only as of the date of this report. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that forward-looking statements will materialize or prove to be correct as these assumptions are inherently subject to risks and uncertainties such as without limitation, changes in general industry and market conditions, changes in and the successful execution of cost reduction initiatives and market reaction thereto, increased competition, changes in consumer preferences for end products, customer losses, bankruptcies, consolidations or restructuring, divestiture of customer brands, fluctuation in vehicle production schedules for which the Company is a supplier, continued uncertainty in program awards and performance, costs or difficulties related to the integration of any new or acquired businesses or technologies, pricing negotiations with customers, our ability to be awarded new business, product liability, warranty and recall claims and other litigation and customer reaction thereto, possible adverse results of pending or future litigation or infringement claims, negative impact of governmental investigations and litigation relating to the conduct of our business, tax assessments by governmental authorities, legislative or regulatory changes, dependence on customers and suppliers, as well the risks identified in Item 1A “Risk Factors” in our Annual Report and Quarterly Report on Forms 10-K and 10-Q. Except for the Company’s ongoing obligation to disclose information under the U.S. federal securities laws, the Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Autoliv Inc.	Autoliv North America
Klarabergsviadukten 70, Section E	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (0)8 58 72 06 23, Fax +46 (0)8 24 44 93	Tel +1 248 475 0427, Fax +1 801 625 6672
e-mail: mats.odman@autoliv.com	e-mail: ray.pekar@autoliv.com